UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 28, 2009

NEAH POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49962	88-0418806
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22118 20th Ave. SE, Suite 142
Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On September 28, 2009 the registrant appointed Michael Selsman to its Board of Directors to fill a vacancy on the Board.  Mr. Selsman  writes and edits financial analyses, annual reports, stockbroker-investor overviews, corporate presentations, speeches, books, and media communications for public and private companies.  He has an extensive background in marketing, public relations, fund raising, media relations, strategic planning, corporate identity/image, public policy advocacy, employee communications and advertising.  For the last 20 years, Mr. Selsman has been a principal of Public Communications Co., of Beverly Hills, CA and for the last five years has been  President and CEO of Archer Entertainment Media Communications, Inc. (AEMC:PK).

Item 8.01. Other Events.

On October 12, 2009, the registrant issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, in connection with the appointment of Mr. Selsman to the registrant’s Board of Directors.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

    99.1  Press release, dated October 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neah Power Systems, Inc.

Date: October 13, 2009	By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto
President